Rocket Fuel Inc. 1900 Seaport Boulevard Pacific Shores Center Redwood City, CA 94063 Phone: 650.517.1300 October 31, 2015 E Randolph Wootton III Dear Randy: On behalf of Rocket Fuel Inc. (“Rocket Fuel” or the “Company”), I am pleased to offer you the position of Chief Executive Officer (“CEO”) of Rocket Fuel. You will report directly to the Board of Directors (“Board”) and serve at the Board’s discretion. You will work primarily from the Company’s headquarters in Redwood City, California. It is our intention to appoint you to the Board at the earliest practicable and appropriate time, as determined by the Board, following your first day of employment by Rocket Fuel, and subject to any required Board and/or stockholder approval. Your appointments and the compensation and benefits package outlined in this offer letter (“Offer Letter”) are subject to approval by the Board or its designated committee. Cash Compensation and Benefits Your starting base salary will be $430,000 and will be paid in accordance with Rocket Fuel’s normal payroll procedures. In addition, you will be eligible for a bonus of 100% of your base salary pursuant to Rocket Fuel’s Executive Incentive Compensation Plan (“Bonus Plan”), based on goals set by the Board or its designated committee, and subject to your continued employment through the date the bonus is earned pursuant to the terms of the Bonus Plan. This bonus is not part of your base compensation and the Board or its designated committee reserves the right to adjust the bonus terms and amounts at any time pursuant to the Bonus Plan. Incentive compensation, including bonuses paid pursuant to the Bonus Plan, will be subject to any Company recoupment or clawback policy that may be established and/or amended from time to time, and you may be required to forfeit, return and/or reimburse the Company for all or a portion of such incentive compensation in accordance with such recoupment or clawback policy and/or as necessary or appropriate to comply with applicable law. You will be eligible to participate in the Bonus Plan on a pro-rated basis (coextensive with your period of employment) for the second half of the 2015 fiscal year, subject to your continued employment through the date the bonus is earned pursuant to the terms of the Bonus Plan. All amounts payable under this Offer Letter will be paid subject to applicable tax withholdings. DocuSign Envelope ID: 5D8A6CF9-F250-48CD-BE0E-74A976C1293C

E. Randolph Woottton, III October 31, 2015 Page 2 of 5 You will also be eligible to participate in Rocket Fuel’s complete package of employee benefits that are generally made available to all of Rocket Fuel’s full-time employees, subject to the terms, conditions and eligibility requirements of such benefits. Details about these benefit plans will be made available for your review. You should note that Rocket Fuel may modify or terminate benefits from time to time, as it deems necessary or appropriate. You will be expected to travel in connection with your employment. Rocket Fuel will reimburse you for reasonable business expenses incurred in connection with your employment, upon presentation of appropriate documentation and in accordance with the Company’s expense reimbursement policies. Equity Awards Additionally, following your first day of employment in the position of CEO, and subject to your continued employment with the Company on the date of grant, it will be recommended to the Board or its designated committee, that you be granted the following equity awards, as approved by either the Company's independent compensation committee or a majority of the Company's independent directors (together, the “Equity Awards”): (i) a stock option to purchase 500,000 shares of Rocket Fuel’s common stock (the “Option Award”) at a price per share equal to the fair market value per share of Rocket Fuel’s common stock on the date of grant, as determined in accordance with the Rocket Fuel equity plan under which it is granted, and (ii) an award of 250,000 restricted stock units (the “RSU Award”). We will recommend to the Board or its designated committee that the Equity Awards be scheduled to vest in accordance with the four-year vesting schedule typically applied to employee equity awards of the applicable type, subject to your continued service to Rocket Fuel through each applicable vesting date. Your Equity Awards will be subject to (a) the terms and conditions of the Rocket Fuel equity plan under which they are granted, (b) the terms and conditions, including vesting schedule, of an option award agreement and RSU award agreement that will be provided to you as soon as practicable after the grant of the Equity Awards, and (c) Rocket Fuel’s Management Retention Agreement, previously executed by you. If the Board establishes stock ownership requirements for officers, you recognize that you will be subject to those requirements as CEO. Severance Benefits If you have a qualifying termination of employment, you will be entitled to certain payments and benefits in such amounts and pursuant to such terms and conditions as set forth in the Management Retention Agreement previously entered into between you and the Company and attached hereto as Exhibit A. DocuSign Envelope ID: 5D8A6CF9-F250-48CD-BE0E-74A976C1293C

E. Randolph Woottton, III October 31, 2015 Page 3 of 5 Additional Terms As a Rocket Fuel employee, you will continue to be expected to abide by Rocket Fuel policies, rules and regulations and continue to comply with Rocket Fuel’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Proprietary Information and Inventions Agreement”), that, among other things, prohibits the unauthorized use or disclosure of Rocket Fuel proprietary information. We also ask that, if you have not already done so, you disclose to Rocket Fuel any and all agreements relating to your prior employment that may affect your employment by Rocket Fuel or limit the manner in which you may be employed. It is Rocket Fuel’s understanding that any such agreements will not prevent you from performing the duties of your position and you represent that such is the case. In addition, you agree that, during the term of your employment with Rocket Fuel, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which Rocket Fuel is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to Rocket Fuel. Similarly, you reaffirm your agreement not to bring any third-party confidential information to Rocket Fuel, including that of your former employer, and that you will not in any way utilize any such information in performing your duties for us. By signing below, you agree that your employment with Rocket Fuel is an employment “at will.” Employment “at will” means either party may terminate the relationship at any time for any reason whatsoever, with or without cause or advance notice. Upon your termination of employment as CEO for any reason, unless otherwise requested by the Board, you will be deemed to have resigned from the Board, if you are serving on the Board at that time (and all other positions held at the Company and its affiliates) voluntarily, without any further required action by you, as of the end of your employment as CEO and, at the Board’s request, you will promptly execute any documents necessary to reflect your resignation(s). This Offer Letter will be governed by the laws of the State of California, without reference to rules relating to conflicts of law or choice of law. This Offer Letter, together with the Proprietary Information and Inventions Agreement, and the Management Retention Agreement, is the entire agreement between you and Rocket Fuel with respect to your employment and supersedes any other agreements or promises made to you by anyone, whether oral or written, including the prior offer letter dated January 20, 2015 for the position of Chief Revenue Officer. This Offer Letter may not be modified except in writing between you and another authorized officer of Rocket Fuel or an authorized member of the Board. DocuSign Envelope ID: 5D8A6CF9-F250-48CD-BE0E-74A976C1293C

E. Randolph Woottton, III October 31, 2015 Page 4 of 5 Please sign and date this Offer Letter and return one copy to Rocket Fuel by November 2, 2015, if you wish to accept employment under the terms described above. If you accept our offer, the first day of your employment will begin on November 2, 2015. This offer of employment will terminate if it is not accepted, signed and returned to me by November 2, 2015. We welcome you to the Rocket Fuel team and look forward to your contribution to Rocket Fuel’s success. If you have any questions regarding this Offer Letter, feel free to contact me at any time. Sincerely, Jennifer Trzepacz SVP, Employee Success AGREED TO AND ACCEPTED: Signature: Printed Name: E. Randolph Wootton, III Date: DocuSign Envelope ID: 5D8A6CF9-F250-48CD-BE0E-74A976C1293C 11/1/2015

Exhibit A Management Retention Agreement DocuSign Envelope ID: 5D8A6CF9-F250-48CD-BE0E-74A976C1293C